Exhibit 24(a)
POWER OF ATTORNEY OF COMPANY DIRECTOR
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes James P. O’Brien and Kevin R. Fease, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute or caused to be executed electronically, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-1 (which Registration Statement may constitute post-effective amendments to registration statements previously filed with the Securities and Exchange Commission) and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to offers and sales of up to $700,000,000 aggregate principal amount of its 6.375% Senior Secured Notes due 2012, $650,000,000 aggregate principal amount of its 5.950% Senior Secured Notes due 2013, $500,000,000 aggregate principal amount of its 6.375% Senior Secured Notes due 2015, $550,000,000 aggregate principal amount of its 6.800% Senior Secured Notes due 2018, $800,000,000 aggregate principal amount of its 7.000% Debentures due 2022, $500,000,000 aggregate principal amount of its 7.000% Senior Secured Notes due 2032, $350,000,000 aggregate principal amount of its 7.250% Senior Secured Notes due 2033 and $300,000,000 aggregate principal amount of its 7.500% Senior Secured Notes due 2038 (collectively, the Securities) of Oncor Electric Delivery Company LLC related to market-making transactions in the Securities effected from time to time, and any amendments including post-effective amendments thereto, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Securities which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
          This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney and subject hereof.

/s/ NORA MEAD BROWNELL Nora Mead Brownell	Director	MARCH 8, 2010

/S/ RICHARD C. BYERS Richard C. Byers	Director	MARCH 8, 2010

/S/ THOMAS M. DUNNING Thomas M. Dunning	Director	MARCH 8, 2010

/S/ ROBERT A. ESTRADA Robert A. Estrada	Director	MARCH 8, 2010

/S/ MONTE E. FORD Monte E. Ford	Director	MARCH 8, 2010

/S/ WILLIAM T. HILL, JR. William T. Hill, Jr.	Director	MARCH 8, 2010

/S/ JEFFREY LIAW Jeffrey Liaw	Director	MARCH 8, 2010

/S/ RICHARD W. WORTHAM, III Richard W. Wortham, III	Director	MARCH 8, 2010

/S/ STEVEN J. ZUCCHET Steven J. Zucchet	Director	MARCH 8, 2010